                                                                    EXHIBIT 3.2

                             TMCI ELECTRONICS, INC.


                      CERTIFICATION OF ASSISTANT SECRETARY
                             RE: AMENDMENT OF BYLAWS


        I, the undersigned Thomas F. Chaffin, hereby certify that I am the duly elected and acting Assistant Secretary of TMCI Electronics, Inc., a Delaware corporation (the "Company"); and further certify that, pursuant to resolutions of the Board of Directors of the Company, duly approved and adopted by unanimous written consent effective April 5, 1996, Section 2.02 of Article II of the Bylaws of the Company was amended to read in full as follows:

                      "Section 2.02. Annual Meeting. An annual
              meeting of stockholders shall be held either within or without the State of Delaware, at such time and place as the Board of Directors may designate in the call or in a waiver of notice thereof, on the second Wednesday in May in each year commencing in 1997 for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting."


        IN WITNESS WHEREOF, I have subscribed by name and affixed the seal of this corporation effective April 5, 1996.



                     ________________________________________
                     Thomas F. Chaffin, Assistant Secretary


                                       2